UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2011

Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	47-0654575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      Entry into a Material Definitive Agreement

On January 10, 2011, Pizza Inn, Inc. (the “Company”) and Amegy Bank National Association (“Amegy”) entered into a First Amendment to Loan Agreement (the “Amendment”) amending certain provisions of the Loan Agreement originally dated January 11, 2010 (the “Amegy Credit Facility”). Among other things, the Amendment increases the Company’s term loan facility from $1.0 million to $2.56 million, extends the advance period on the term facility until January 11, 2012, and revises certain financial ratios and other covenants.  As amended, the Amegy Credit Facility provides for a $2.0 million revolving credit facility (with a $250 thousand letter of credit subfacility) and a $2.56 million term loan facility.  The Company currently has $1.0 million in borrowings outstanding on the term loan facility and no borrowings outstanding on the revolving credit facility.

The description of the First Amendment set forth above is qualified in its entirety by reference to the First Amendment to Loan Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 9.01.                      Financial Statements and Exhibits

(c) Exhibits.

10.1	First Amendment to Loan Agreement dated January 10, 2011, between Pizza Inn, Inc. and Amegy Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.

Date: January 13, 2011	By:	/s/ Charles R. Morrison
Charles R. Morrison, President
and Chief Executive Officer